UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of report: November 1, 2005
                      (Date of earliest event reported: )

                                DUKE CAPITAL LLC
               (Exact name of registrant as specified in charter)

            DELAWARE                       0-23977                51--0282142
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
         incorporation)                                      Identification No.)

          526 South Church Street
         Charlotte, North Carolina                                28202-1803
  (Address of principal executive offices)                        (Zip Code)

           Registrant's telephone number, including area code:704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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This Form 8-K/A amends and supplements the Form 8-K filed by the registrant on
September 14, 2005. Except as set forth herein, no other changes are being made to the information set forth in the Form 8-K filed on September 14, 2005.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

In the Form 8-K filed by the registrant on September 14, 2005, relating to the approval by the board of directors of Duke Energy Corporation, the parent of the registrant, of a plan to pursue the sale or other disposition of substantially all of Duke Energy North America's physical and commercial assets outside the Midwestern United States, the registrant disclosed certain impairments and charges related to the disposition plan and stated that additional charges related to the disposition plan were not then estimable. The registrant has been evaluating disposition options and now estimates unrecognized cash expenditures for termination costs for gas transportation, storage, structured power and other contracts to be in the range of approximately $600 million to $800 million, which includes approximately $40 million to $60 million of severance, retention and other transaction costs. These amounts are in addition to the amounts set forth in the September 14, 2005 Form 8-K, as amended by Item 2.06 herein. Additionally, in the Form 8-K filed by the registrant on September 14, 2005, the registrant stated that, over the next twelve months, it expected to recognize approximately $0.3 billion pre-tax gains as a reclassification from accumulated other comprehensive income on discontinued cash flow hedges as the related natural gas and power transactions settle. The registrant now expects this amount to be approximately $0.1 billion.

ITEM 2.06 Material Impairments

In the Form 8-K filed by the registrant on September 1, 2005, the registrant stated that it will report an approximate $0.4 billion non-cash impairment charge related to the generation assets. The registrant now expects this charge to be $0.6 billion. The previously disclosed net initial pre-tax charge of approximately $1.3 billion to be reported in third quarter 2005 earnings remains the same.

This report includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent the registrant's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the registrant's control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes Katrina and Rita; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which the registrant and its subsidiaries are subject or other external factors over which the registrant has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the amount of collateral required to be posted from time to time in the registrant's transactions; competition and regulatory limitations affecting the success of the registrant's divestiture plans, including the prices at which the registrant is able to sell its assets; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisitions or divestiture plans (including Duke Energy Corporation's merger with Cinergy Corp.); regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the registrant has described. The registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DUKE CAPITAL LLC


                                      By: /s/ Steven K.Young
                                          --------------------------------------
                                          Steven K. Young
                                          Chief Financial Officer and Controller

Date: November 1, 2005


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